Exhibit 10.11

AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

This Amended and Restated General Security Agreement dated August 10, 2007 is made by SMTC Nova Scotia Company, a company incorporated under the laws of the Province of Nova Scotia (the “Guarantor”) in favour of Wachovia Capital Finance Corporation (Canada) (formerly, Congress Financial Corporation (Canada) (“Congress”)), an Ontario corporation, for and on behalf of itself and as agent (in such capacity, together with its successors and assigns, the “Agent”) for Monroe Capital Management Advisors LLC, a Delaware limited liability company (in such capacity and together with any successors and assigns, if any, the “Tranche B Agent”) and the lenders that from time to time are party to the Loan Agreement (as defined below) (collectively, the “Lenders”) pursuant to the Loan Agreement.

WITNESSETH

WHEREAS Congress has entered into certain financing arrangements with Borrower (as defined below) and its affiliates as set out in a loan agreement dated as of June 1, 2004 (as amended pursuant to a first amending agreement dated March 31, 2005, a second amending agreement dated August 17, 2005, a third amending agreement dated June 12, 2006, an extension letter dated August 1, 2006 and a fourth amending agreement dated September 20, 2006, collectively, the “Original Loan Agreement”) pursuant to which Congress made loans and provided other financial accommodations to Borrower and its affiliates;

WHEREAS Guarantor is an affiliate of Borrower and as such has derived direct and indirect economic benefits from the making of the loans and other financial accommodations which have been provided to Borrower pursuant to the Original Loan Agreement;

WHEREAS Guarantor has executed and delivered a guarantee dated as of June 1, 2004 (the “Original Guarantee”) and a general security agreement dated as of June 1, 2004 (the “Original GSA”) in favour of Congress in respect of all obligations, liabilities and indebtedness of any kind, nature and description of Borrower to Congress;

WHEREAS Borrower, Tranche B Agent and Lenders have agreed to amend and restate the Original Loan Agreement pursuant to an amended and restated loan agreement dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), to amend and restate the Original Guarantee pursuant to an amended and restated guarantee dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Guarantee”) and to amend and restate the Original GSA pursuant to this Amended and Restated General Security Agreement (the “Agreement”); and

WHEREAS, in order to induce Agent, Tranche B Agent and Lenders to enter into the Loan Agreement and the other Financing Agreements (as defined below) and to make the loans under the Loan Agreement, and as a condition precedent thereto, Agent, Tranche B Agent and Lenders require that Guarantor shall have executed and delivered this Agreement to secure the obligations of Guarantor to Agent, Tranche B Agent and Lenders under the Guarantee.

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NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

All terms used herein which are defined in the PPSA (as such term is defined below) shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, Agent, Tranche B Agent, Lender, Guarantor or to any other person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation”. References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted and/or consolidated from time to time and any successor statute thereto. An Event of Default (as such term is defined below) shall exist or continue or be continuing until such Event of Default is waived in accordance with the applicable agreement. “Canadian Dollars” and the sign “$” mean lawful money of Canada. “US Dollars” and the sign “US$” mean lawful money of the United States of America. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Accounts” shall mean all present and future rights of the Guarantor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

1.2 “Agent” shall have the meaning set forth in the Recitals hereto.

1.3 “BIA” means the Bankruptcy and Insolvency Act (Canada) as it may from time to time be amended, supplemented, re-enacted or succeeded by successor legislation of comparable effect.

1.4 “Borrower” shall mean SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada, an Ontario corporation, and its successors and assigns.

1.5 “Business Day” shall mean a day (other than a Saturday, Sunday or statutory holiday in Ontario, Illinois or New York) on which Agent’s Toronto office and banks in Chicago, Toronto and New York City are open for business in the normal course.

1.6 “CCAA” means the Companies’ Creditors Arrangement Act (Canada) as it may from time to time be amended, supplemented, re-enacted or succeeded by successor legislation of comparable effect.

1.7 “Collateral” shall have the meaning set forth in Section 2.1 hereof.

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1.8 “Equipment” shall mean all of Guarantor’s now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.9 “Event of Default” shall have the meaning set forth in Section 6.1 hereof.

1.10 “Financing Agreements” shall mean, collectively, the Loan Agreement, the Guarantee, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantor or any Obligor in connection with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.11 “GAAP” shall mean generally accepted accounting principles in Canada as in effect from time to time as set forth in the opinions and pronouncements of the relevant Canadian public and private accounting boards and institutes which are applicable to the circumstances as of the date of determination consistently applied.

1.12 “Guarantee” shall have the meaning set forth in the Recitals hereto.

1.13 “Guarantor” shall have the meaning set forth in the Recitals hereto.

1.14 “Information Certificate” shall mean the Information Certificate of Guarantor constituting Exhibit A hereto containing material information with respect to Guarantor, its business and assets provided by or on behalf of Guarantor to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.15 “Inventory” shall mean all of Guarantor’s now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

1.16 “Lenders” shall have the meaning set forth in the Recitals hereto.

1.17 “Loan Agreement” shall have the meaning set forth in the Recitals hereto.

1.18 “Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Guarantor to Agent, Tranche B Agent, Lenders and/or their affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantors or otherwise, whether arising under the Loan Agreement, the Guarantee, this Agreement, the Financing Agreements, any guarantee or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Guarantor or any of its affiliates under the BIA, CCAA or any similar statute in

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any jurisdiction (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent, Tranche B Agent, Lenders and/or their affiliates.

1.19 “Obligor” shall mean any other guarantors, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Guarantor.

1.20 “Original Financing Agreements” shall mean collectively the Original Loan Agreement, the Original Guarantee, the Original GSA and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantor or any Obligor in connection with the Original Loan Agreement.

1.21 “Records” shall mean all of Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Guarantor with respect to the foregoing maintained with or by any other person).

1.22 “SMTC Corporation” shall mean SMTC Corporation, a Delaware corporation, and its successors and assigns.

1.23 “Tranche B Agent” shall have the meaning set forth in the Recitals hereto.

SECTION 2

GRANT OF SECURITY INTEREST

2.1 To secure payment and performance of all Obligations, Guarantor hereby grants to Agent for itself and for the ratable benefit of Tranche B Agent and Lenders a continuing security interest in, a lien upon, and a right of set-off against, and hereby assigns to Agent for itself and for the ratable benefit of Tranche B Agent and Lenders as security, the following property and interests in property of Guarantor, whether now owned or hereafter acquired or existing, and wherever located (collectively, the “Collateral”):

(a)	Accounts;

(b)	all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers’ acceptances and guarantees;

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(c)	all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Guarantor now or hereafter held or received by or in transit to Agent or its affiliates or at any other depository or other institution from or for the account of Guarantor whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including:

(i)	rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral;

(ii)	rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party;

(iii)	goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods; and

(iv)	deposits by and property of account debtors or other persons securing the obligations of account debtors;

(d)	Inventory;

(e)	Equipment;

(f)	Records; and

(g)	all products and proceeds of the foregoing, in any form, including insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

2.2 Notwithstanding the foregoing, Collateral shall not include:

(a)	the last day of the term of any lease (but upon the enforcement of Agent’s rights hereunder, Agent shall stand possessed of such last day in trust to assign the same to any person acquiring such term); or

(b)	any Consumer Goods.

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SECTION 3

COLLATERAL COVENANTS

3.1 Accounts Covenants

(a)	Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(b)	Guarantor shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Guarantor, all chattel paper and instruments which Guarantor now owns or may at any time acquire immediately upon Guarantor’s receipt thereof, except as Agent may otherwise agree.

(c)	Agent may, at any time or times that an Event of Default exists or has occurred and is continuing:

(i)	notify any or all account debtors that the Accounts have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors to make payment of Accounts directly to Agent;

(ii)	extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations;

(iii)	demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and

(iv)	take whatever other action Agent may deem necessary or desirable for the protection of its interests.

At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Guarantor shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

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3.2 Inventory Covenants. With respect to the Inventory:

(a)	Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Guarantor’s cost therefore;

(b)	Guarantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Guarantor’s business and except to move Inventory directly from one location set forth or permitted herein to another such location;

(c)	Guarantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws;

(d)	Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;

(e)	Guarantor shall keep the Inventory in good and marketable condition; and

(f)	Guarantor shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval.

3.3 Equipment Covenants. With respect to the Equipment:

(a)	upon Agent’s request, Guarantor shall, at its expense, at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Agent and by appraiser acceptable to Agent;

(b)	Guarantor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

(c)	Guarantor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

(d)	the Equipment is and shall be used in Guarantor’s business and not for personal, family, household or farming use;

(e)	Guarantor shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Guarantor or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business;

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(f)	the Equipment is now and shall remain personal property and Guarantor shall not permit any of the Equipment to be or become a part of or affixed to real property; and

(g)	Guarantor assumes all responsibility and liability arising from the use of the Equipment.

3.4 Power of Attorney. Guarantor hereby irrevocably designates and appoints Agent for itself and for the ratable benefit of Tranche B Agent and Lenders (and all persons designated by Agent) as Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in Guarantor’s or Agent’s name, to:

(a)	at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing:

(i)	demand payment on Accounts or other proceeds of Collateral;

(ii)	enforce payment of Accounts by legal proceedings or otherwise;

(iii)	exercise all of Guarantor’s rights and remedies to collect any Account or other Collateral;

(iv)	sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable;

(v)	settle, adjust, compromise, extend or renew an Account,

(vi)	discharge and release any Account;

(vii)	prepare, file and sign Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor,

(viii)	notify the post office authorities to change the address for delivery of Guarantor’s mail to an address designated by Agent, and open and dispose of all mail addressed to Guarantor; and

(ix)	do all acts and things which are necessary, in Agent’s determination, to fulfill Guarantor’s obligations under this Agreement and the other Financing Agreements; and

(b)	at any time to

(i)	take control in any manner of any item of payment or proceeds thereof;

(ii)	have access to any lockbox or postal box into which Guarantor’s mail is deposited;

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(iii)	endorse Guarantor’s name upon any items of payment or proceeds thereof and deposit the same in the Agent’s account for application to the Obligations;

(iv)	endorse Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral;

(v)	sign Guarantor’s name on any verification of Accounts and notices thereof to account debtors; and

(vi)	execute in Guarantor’s name and file any PPSA or other financing statements or amendments thereto.

Guarantor hereby releases Agent and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

3.5 Right to Cure. Agent may, at its option:

(a)	cure any default by Guarantor under any agreement with a third party or pay or bond on appeal any judgment entered against Guarantor;

(b)	discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral; and

(c)	pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto.

Agent may add any amounts so expended to the Obligations and charge Guarantor’s account therefor, such amounts to be repayable by Guarantor on demand. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Guarantor. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

3.6 Access to Premises. From time to time as requested by Agent, at the cost and expense of Guarantor;

(a)	Agent or its designee shall have complete access to all of Guarantor’s premises during normal business hours and after notice to Guarantor, or at any time and without notice to Guarantor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Guarantor’s books and records, including the Records;

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(b)	Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request; and

(c)	use during normal business hours such of Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 4

REPRESENTATIONS AND WARRANTIES

Guarantor hereby represents and warrants to Agent, Tranche B Agent and Lenders the following (which shall survive the execution and delivery of this Agreement):

4.1 Corporate Existence, Power and Authority; Subsidiaries. Guarantor is a corporation duly incorporated, validly existing and duly organized under the laws of its jurisdiction of incorporation and is duly qualified as a foreign or extra-provincial corporation in all provinces, states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Guarantor’s financial condition, results of operation or business or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Guarantor’s corporate powers, have been duly authorized and are not in contravention of law or the terms of Guarantor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property is bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Guarantor enforceable in accordance with their respective terms. Guarantor does not have any subsidiaries except as set forth on the Information Certificate.

4.2 Financial Statements; No Material Adverse Change. All financial statements relating to Guarantor which have been or may hereafter be delivered by Guarantor to Agent have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Guarantor to Agent prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Guarantor, since the date of the most recent audited financial statements furnished by Guarantor to Agent prior to the date of this Agreement.

4.3 Chief Executive Office; Collateral Locations. The chief executive office of Guarantor and Guarantor’s Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Guarantor to establish new locations in accordance with Section 5.2 below. The Information Certificate correctly identifies any locations which are not owned by Guarantor and sets forth the owners and/or operators thereof, and to the best of Guarantor’s knowledge, the holders of any mortgages on such locations.

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4.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 4.4 hereto (except to the extent that Agent requires discharge thereof) and the other liens permitted under Section 5.8 hereof. Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, hypothecs, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 4.4 hereto (except to the extent that Agent requires the discharge thereof) or permitted under Section 5.8 hereof.

4.5 Tax Returns. Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Agent). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision have been made for the payment of all accrued and unpaid Federal, Provincial, municipal, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

4.6 Litigation. Except as set forth on the Information Certificate, there are no present investigations by any governmental agency pending, or to the best of Guarantor’s knowledge threatened, against or affecting Guarantor, its assets or business and there are no actions, suits, proceedings or claims by any Person pending, or to the best of Guarantor’s knowledge threatened, against Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Guarantor would result in any material adverse change in the assets, business or prospects of Guarantor or which would impair the ability of Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon any Collateral.

4.7 Compliance with Other Agreements and Applicable Laws. Guarantor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Guarantor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, Provincial or local governmental authority.

4.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Guarantor maintained at any bank or other financial institution are set forth on Schedule 4.8 hereto, subject to the right of Guarantor to establish new accounts in accordance with Section 5.13 below.

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4.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Guarantor in writing to Agent in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate are true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Guarantor, which has not been fully and accurately disclosed to Agent in writing.

4.10 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent on the date of each additional borrowing or other credit accommodation under the Loan Agreement and shall be conclusively presumed to have been relied on by Agent regardless of any investigation made or information possessed by Agent. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Guarantor shall now or hereafter give, or cause to be given, to Agent.

SECTION 5

AFFIRMATIVE AND NEGATIVE COVENANTS

5.1 Maintenance of Existence. Guarantor shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Guarantor shall give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Guarantor shall deliver to Agent a certified copy of the Articles of Amendment of Guarantor providing for the name change immediately following its filing.

5.2 New Collateral Locations. Guarantor may open any new location within Canada provided Guarantor: (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location; and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including PPSA and other financing statements and such other evidence as Agent may require of the perfection of Agent’s first priority security interests and liens where required by Agent.

5.3 Compliance with Laws, Regulations, Etc. Guarantor shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, Provincial or local governmental authority, including, without limitation, all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety.

5.4 Payment of Taxes and Claims. Guarantor shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or

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assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books. Guarantor shall be liable for any tax or penalties imposed on Agent as a result of the financing arrangements provided for herein and Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent on demand the amount thereof, and until paid by Guarantor such amount shall be added and deemed part of the Obligations, provided, that, nothing contained herein shall be construed to require Guarantor to pay any income or franchise taxes attributable to the income of Agent from any amounts charged or paid hereunder to Agent. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

5.5 Insurance. Guarantor shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Guarantor shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Guarantor. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Guarantor shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Guarantor shall obtain non-contributory Agent’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such Agent’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Guarantor or any of its affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

5.6 Financial Statements and Other Information.

(a)

Guarantor shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Guarantor and its subsidiaries (if any) in accordance with GAAP and Guarantor shall furnish or cause to be furnished to Agent: (i) within twenty (20) days after the end of each fiscal month or within thirty (30) days after the end of a fiscal month that is the month end of a fiscal quarter of SMTC Corporation, monthly unaudited consolidated financial statements and, if Guarantor has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Guarantor and its

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subsidiaries as of the end of and through such fiscal month; and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Guarantor has any Subsidiaries, consolidating financial statements of Guarantor and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Guarantor and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent chartered accountants, which accountants shall be an independent accounting firm selected by Guarantor and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Guarantor and its subsidiaries as of the end of and for the fiscal year then ended.

(b)	Guarantor shall promptly notify Agent in writing of the details of: (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Guarantor’s business, properties, assets, goodwill or condition, financial or otherwise; and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

(c)	Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Guarantor sends to its shareholders generally and copies of all reports and registration statements which Guarantor files with any provincial securities commission or securities exchange.

(d)	Guarantor shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Guarantor, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Guarantor to: (i) any court or other government agency as required or requested by such court or other government agency or if Agent reasonably believes it is compelled to do so by court decree, subpoena or legal administrative order or process; or (ii) to any participant or assignee or prospective participant or assignee provided such prospective participant or assignee agrees to maintain such information confidential and not disclose it to any other Person pursuant to the terms of a confidentiality agreement satisfactory to Agent and entered into between Agent and such prospective participant or assignee. Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Guarantor’s expense, copies of the financial statements of Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Guarantor and to disclose to Agent such information as they may have regarding the business of Guarantor. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except as otherwise designated by Guarantor to Agent in writing.

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5.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Guarantor shall not, directly or indirectly: (a) amalgamate with any other Person or permit any other Person to amalgamate with it; or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any shares or indebtedness to any other Person or any of its assets to any other Person (except for: (i) sales of Inventory in the ordinary course of business; and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Guarantor so long as: (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Agent; and (B) such sales do not involve Equipment having an aggregate fair market value in excess of US$25,000 for all such Equipment disposed of in any fiscal year of Guarantor); or (c) form or acquire any subsidiaries; or (d) wind up, liquidate or dissolve; or (e) agree to do any of the foregoing.

5.8 Encumbrances. Guarantor shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Agent; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Guarantor’s business to the extent: (i) such liens secure indebtedness which is not overdue; or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Guarantor as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed US$50,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Guarantor other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and (f) the security interests and liens set forth on Schedule 4.4 hereto.

5.9 Indebtedness. Guarantor shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Guarantor is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Guarantor, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; and (d) the indebtedness set forth on Schedule 5.9 hereto; provided, that: (i) Guarantor may only make regularly scheduled

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payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof; (ii) Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, decease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Guarantor shall furnish to Agent all notices or demands in connection with such indebtedness either received by Guarantor or on its behalf, promptly after the receipt thereof, or sent by Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

5.10 Loans, Investments, Guarantee, Etc. Guarantor shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the Canadian Government; (ii) negotiable certificates of deposit issued by any bank satisfactory to Agent, payable to the order of the Guarantor or to bearer and delivered to Agent; and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Agent, Guarantor shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent in such investments; and (c) the loans, advances and guarantees set forth on Schedule 5.10 hereto; provided, that, as to such loans, advances and guarantees; (i) Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument relating thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose; and (ii) Guarantor shall furnish to Agent all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Guarantor or on its behalf, promptly after the receipt thereof, or sent by Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

5.11 Dividends and Redemptions. Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

5.12 Transactions with Affiliates. Guarantor shall not, directly or indirectly:

(a)	purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of Guarantor’s business and upon fair and reasonable terms no less favorable to Guarantor than Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person; or

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(b)	make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Guarantor except reasonable compensation to officers, employees and directors for services rendered to Guarantor in the ordinary course of business.

5.13 Additional Bank Accounts. Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the accounts set forth in Schedule 4.8 hereto, except: (a) as to any new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish; and (b) as to any accounts used by Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

5.14 Intentionally Deleted.

5.15 Costs and Expenses. Guarantor shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:

(a)	all costs and expenses of filing or recording (including PPSA financing statement and other similar filing and recording fees and taxes, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

(b)	insurance premiums, appraisal fees and search fees;

(c)	costs and expenses of preserving and protecting the Collateral;

(d)	costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and

(e)	the fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

5.16 Further Assurances. At the request of Agent at any time and from time to time, Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and

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delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Guarantor hereby authorizes Agent to execute and file one or more PPSA financing statements or notices signed only by Agent or Agent’s representative.

SECTION 6

EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

6.2 Remedies.

(a)	At any time an Event of Default exists or has occurred and is continuing, Agent shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Guarantor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent hereunder, under any of the other Financing Agreements, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Guarantor of this Agreement or any of the other Financing Agreements. Agent may, at any time or times, proceed directly against Guarantor or any Obligor to collect the Obligations without prior recourse to the Collateral or any collateral at any time granted by Guarantor to Agent.

(b)	Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may for itself and the ratable benefit of Tranche B Agent and Lenders subject to the terms of the Loan Agreement, in its discretion and without limitation:

(i)	accelerate the payment of all Obligations and demand immediate payment thereof to Agent (provided, that, upon the occurrence of any Event of Default described in Sections 9.1(g) and 9.1(h) of the Loan Agreement, all Obligations shall automatically become immediately due and payable);

(ii)	with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;

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(iii)	require Guarantor, at Guarantor’s expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent;

(iv)	collect, foreclose, receive, appropriate, set-off and realize upon any and all Collateral;

(v)	remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose; and/or

(vi)	sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Guarantor, which right or equity of redemption is hereby expressly waived and released by Guarantor.

If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Guarantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Guarantor waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Guarantor waives the posting of any bond which might otherwise be required.

(c)	Agent shall apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the Loan Agreement. Guarantor shall remain liable to Agent for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

SECTION 7

JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

7.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)	The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the

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parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Province of Ontario and the federal laws of Canada applicable therein (without giving effect to principles of conflicts of law).

(b)	Guarantor irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court of Justice (Ontario) and waives any objections based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Guarantor and Agent in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Guarantor or its property).

(c)	To the extent permitted by law, Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to the addresses set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the Canadian mails, or, at Agent’s option, by service upon Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Guarantor shall appear in answer to such process, failing which Guarantor shall be deemed in default and judgment may be entered by Agent against Guarantor for the amount of the claim and other relief requested.

(d)	GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND AGENT IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND AGENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)	Agent shall not have any liability to Guarantor (whether in tort, contract, equity or

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otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

(f)	Guarantor hereby expressly waives all rights of notice and hearing of any kind prior to the exercise of rights by Agent from and after the occurrence of an Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. Guarantor waives the posting of any bond otherwise required of Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favour of Agent, or to enforce by specific, performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other Financing Agreement.

7.2 Waiver of Notices. Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonour with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Guarantor which Agent may elect to give shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent, and as to amendments, as also signed by an authorized officer of Guarantor. Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

7.4 Waiver of Counterclaims. Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

7.5 Indemnification. Guarantor shall indemnify and hold Agent, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages,

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liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Agent in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

SECTION 8

MISCELLANEOUS

8.1 Notices. All notices, requests and demands hereunder shall be in writing and:

(a)	made to Agent at 141 Adelaide Street West, Suite 1500, Toronto, Ontario M5H 3L9 and to Guarantor at the chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision; and

(b)	deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

8.2 Judgment Currency. To the extent permitted by applicable law, the obligations of Guarantor in respect of any amount due under this Agreement and other Financing Agreements to which Guarantor is a party shall, notwithstanding any payment in any other currency (the “Other Currency”) (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the “Agreed Currency”) that Agent, may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Agent, receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Guarantor shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Guarantor not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

8.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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8.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Guarantor and its successors and assigns and inure to the benefit of and be enforceable by Agent and its successors and assigns, except that Guarantor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent.

8.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

8.6 No Novation. This Agreement does not discharge or release the obligations under the Original Loan Agreement and the other Original Financing Agreements or the Lien (as such term is defined in the Loan Agreement) or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Loan Agreement and the other Original Financing Agreements or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrower or any Obligor under the Original Financing Agreements from any of its obligations and liabilities as “Borrower” or “Obligor” thereunder. The undersigned hereby (i) confirms and agrees that each Original Financing Agreement to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Original Financing Agreement to “the Original Loan Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Original Financing Agreements shall mean the Original Financing Agreement as amended and restated by the respective Financing Agreement and (ii) confirms and agrees that to the extent that any such Financing Agreement purports to assign or pledge to the Agent a security interest in or Lien (as such term is defined in the Loan Agreement) on, any collateral as security for the obligations of the Borrower or any Obligors from time to time existing in respect of the Original Financing Agreements, such pledge, assignment and/or grant of the security interest or Lien (as such term is defined in the Loan Agreement) is hereby ratified and confirmed in all respects.

8.7 Attachment. The security interest created hereby is intended to attach when this Agreement is executed by Guarantor and delivered to Agent.

8.8 Headings. The division of this agreement into Sections and the insertion of headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

8.9 Acknowledgement. Guarantor acknowledges receipt of a copy of this Agreement.

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8.10 Facsimile. This Agreement may be executed and delivered by facsimile transmission and Agent may rely on all such facsimile signatures as though such facsimile signatures were original signatures.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Amended and Restated General Security Agreement as of the date first written above.

SMTC NOVA SCOTIA COMPANY

Per:
Name:
Title:

Per:
Name:
Title:

Chief Executive Office 635 Hood Road Markham, Ontario L3R 4N6 Fax: (905) 479-5326

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EXHIBIT A

INFORMATION CERTIFICATE

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SCHEDULE 4.4

LIENS

Nil.

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SCHEDULE 4.8

BANK ACCOUNTS

Nil.

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SCHEDULE 5.9

INDEBTEDNESS

Nil.

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SCHEDULE 5.10

LOANS, ADVANCES AND GUARANTEES

Nil.